Exhibit (a)(1)(E)



                               DYNEX CAPITAL, INC.

                        OFFER TO PURCHASE FOR CASH UP TO:
         500,000 SHARES OF SERIES A PREFERRED STOCK AT $12.24 PER SHARE 730,250 SHARES OF SERIES B PREFERRED STOCK AT $12.50 PER SHARE 702,700 SHARES OF SERIES C PREFERRED STOCK AT $15.30 PER SHARE



     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.., NEW YORK CITY TIME, ON FRIDAY, JUNE 8, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                     May 7, 2001

To Our Clients:

         Enclosed for your consideration are the Offer to Purchase, dated May 7, 2001, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the "Offer" by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 500,000 shares of its Series A Preferred Stock at $12.24 per share, 730,250 shares of its Series B Preferred Stock at $12.50 per share and 702,700 shares of its Series C Preferred Stock at $15.30 per share (the "Purchase Price"), net to the seller in cash, without interest and subject to the conditions set forth in the Offer.

         All shares properly tendered at or prior to the "Expiration Date" (as defined in Section 1 of the Offer to Purchase) and not properly withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer, including the proration provisions. Dynex will return as promptly as practicable after the Expiration Date, all shares not purchased because of proration. Dynex reserves the right, in its sole discretion, to purchase any and all of the excess shares tendered so long as the excess number accepted by Dynex does not exceed two percent (2%) of the issued and outstanding shares of such series of Preferred Stock.

         If, proration of tendered shares of a series is required, Dynex will determine the proration factor as soon as practicable following the Expiration Date. Proration for each stockholder tendering shares of a series shall be based on the ratio of the number of shares of a series properly tendered and not properly withdrawn by such stockholder to the total number of shares of a series properly tendered and not properly withdrawn by all stockholders of a series.

         We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.

 A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE STOCKHOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions of the Offer.

         Please note the following:

         1. The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in Section 6 of the Offer to Purchase.

         2. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 8, 2001, unless the Offer is extended.

         3. The Offer is for (i) 500,000 shares of Series A Preferred Stock, constituting in the aggregate approximately 20% of the shares of Series A Preferred Stock outstanding as of April 30, 2001; (ii) 730,250 shares of Series B Preferred Stock, constituting in the aggregate approximately 20% of the shares of Series B Preferred Stock outstanding as of April 30, 2001; and 702,700 shares of Series C Preferred Stock, constituting in the aggregate approximately 20% of the shares of Series C Preferred Stock outstanding as of April 30, 2001.

         4. Tendering stockholders who are registered stockholders or who tender their shares directly to First Union National Bank will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Dynex's purchase of shares under the Offer.

         5. The board of directors of Dynex has approved the Offer. However, neither Dynex nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the price or prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which such shares should be tendered. Dynex's directors and executive officers have agreed not to participate in the Offer.

         If you wish to have us tender any or all of your shares of Preferred Stock, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your shares, all such shares will be tendered unless otherwise indicated on the attached Instruction Form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 p.m., NEW YORK CITY TIME, ON FRIDAY, JUNE 8, 2001, UNLESS THE OFFER IS EXTENDED.

         As described in the Offer to Purchase, if more than 500,000 shares in the case of Series A Preferred Stock, more than 730,250 shares in the case of Series B Preferred Stock or more than 702,700 shares in the case of Series C Preferred Stock (or such greater number of shares as Dynex may elect to purchase, subject to applicable law), are properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date, Dynex will accept shares for purchase at the Purchase Price in the following order of priority:

         1. After purchase of all of the foregoing shares, all other shares properly tendered and not properly withdrawn before the Expiration Date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the Offer to Purchase.

         The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of shares of Preferred Stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                      INSTRUCTION FORM WITH RESPECT TO THE
                        OFFER TO PURCHASE FOR CASH UP TO:

              500,000 SHARES OF SERIES A PREFERRED STOCK AT $12.24
              PER SHARE 730,250 SHARES OF SERIES B PREFERRED STOCK
                 AT $12.50 PER SHARE 702,700 SHARES OF SERIES C
                       PREFERRED STOCK AT $15.30 PER SHARE

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 7, 2001 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by Dynex Capital, Inc., a Virginia corporation ("Dynex"), to purchase up to 500,000 shares of its Series A Preferred Stock at a cash purchase price of $12.24 per share; 730,250 shares of its Series B Preferred Stock at a cash purchase price of $12.50; and 702,700 shares of its Series C Preferred Stock at a cash purchase price of $15.30.

         This will instruct you to tender to Dynex the number of shares of Series A Preferred Stock indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the shares of Preferred Stock held by you for the account of the undersigned) upon the terms and subject to the conditions set forth in the Offer, including the proration provisions described in the Offer to Purchase.

         THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Aggregate Number of Shares of Preferred Stock to be tendered by you for the account of the undersigned*:

Series A_________________  Series B_________________  Series C__________________


SIGN HERE:


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         Please type or print name(s)


Date:                      , 2001
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Area Code and Telephone Number:

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Taxpayer Identification or Social Security Number:

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* Unless  otherwise  indicated,  it will be assumed that we should tender all of the shares held by us for your account.